Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-113848, No. 333-07785, No. 333-65452, No. 333-92403) and Form S-3 (No. 333-45294, and No. 333-88540) of A.D.A.M., Inc. (the “Company”) of our report dated March 17, 2008 related to the consolidated financial statements of the Company appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ Tauber & Balser, P.C.
Atlanta, Georgia
March 17, 2008